Exhibit 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is entered into as of the 27th day of August, 2015 (the “Execution Date”), by and between DPF JAY OWNER LLC, a Delaware limited liability company (“Landlord”), and AMBARELLA CORPORATION, a Delaware corporation (“Tenant”).

Recitals

A. Westcore Jay, LLC, predecessor-in-interest to Landlord, as landlord, and Tenant, executed that certain Lease Agreement dated February 22, 2013 (the “Original Lease”), covering certain space designated as Suites 110 and 210, containing approximately 35,347 rentable square feet (the “Current Premises”) located in that certain building complex commonly known as “Jay Technology Centre” and located at 3101 Jay Street, Santa Clara, California (the “Building”). The Original Lease has been amended by that certain First Amendment to Lease Agreement (the “First Amendment”), dated as of June 4, 2013. The Original Lease as amended by the First Amendment is referred to herein as the “Lease.”

B. Tenant desires to: (i) lease certain additional space located in the Building consisting of approximately 11,668 rentable square feet and commonly known as Suite 101, as depicted on Exhibit A attached hereto and incorporated herein by this reference (the “Expansion Space”); (ii) extend the Term for a period of twenty-four (24) months, commencing on June 1, 2018 (the “Renewal Date”), and (iii) further amend and modify the Lease in certain respects as provided herein, and Landlord has agreed to such modifications, all on the terms and conditions contained herein.

Agreement

In consideration of the mutual covenants and agreements contained herein and in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Scope of Amendment; Defined Terms; Incorporation of Recitals. Except as expressly provided in this Second Amendment, the Lease shall remain in full force and effect in all respects and the term “Lease” shall mean the Lease as modified by this Second Amendment. Capitalized terms used but not otherwise defined in this Second Amendment have the respective meanings given to them in the Lease. The preamble and recitals set forth above are hereby incorporated into this Second Amendment by this reference in their entirety.

2. Addition of Expansion Space to Premises.

(a) General Provisions. Effective upon the Expansion Space Delivery Date, the Expansion Space is hereby added to the Current Premises. Effective upon the Expansion Space Delivery Date, all references in the Lease (and, where the context so requires, in this Second Amendment) to the “Premises” shall be deemed to include the Expansion Space. The Expansion Space shall be added to the Premises, for all purposes, as of the Expansion Space Delivery Date and for the balance of the Term (as the same has been extended hereby), upon and subject to all of the terms, covenants and conditions of the Lease (as amended hereby) and Tenant’s obligation to make rental payments under the Lease with respect to the Expansion Space, as set forth below, shall commence upon the later of the Estimated Expansion Space Delivery Date and the date of Landlord’s delivery to Tenant of the Expansion Space Ready for Occupancy (defined in the Work Letter attached hereto as Exhibit B) (the “Expansion Space Delivery Date”).

(b) Expansion Space Delivery and Construction of Improvements in Expansion Space. Landlord and Tenant agree that Tenant’s leasehold interest in and right to occupy the Expansion Space is subject to Landlord’s completion of the Expansion Space Improvements (as defined in the Work Letter), which Landlord anticipates to occur no later than June 1, 2016 (the “Estimated Expansion Space Delivery Date”). Landlord shall use reasonable efforts to complete the Expansion Space Improvements in the Expansion Space and to deliver the Expansion Space to Tenant on or before the Estimated Expansion Space Delivery Date. Notwithstanding the foregoing, in the event that Landlord is unable to deliver the Expansion Space to Tenant by the Estimated Expansion Space Delivery Date or any other date, regardless of the reason therefor, Landlord shall not be liable for any claims, damages or liabilities by reason thereof, nor shall such circumstances make the Lease or this Second Amendment void or voidable, and Tenant’s sole and exclusive remedy for such delay shall be a postponement of Tenant’s obligation to pay Base Rent and Tenant’s Share of Operating Expenses and Tax Expenses for the Expansion Space; provided, however, that if Landlord is unable to deliver the Expansion Space to Tenant on or before the Estimated Expansion Space Delivery Date due to a Tenant Delay (defined in the Work Letter), Tenant’s rental obligations under the Lease, as amended hereby, with respect to the Expansion Space shall begin on the date that Landlord would have been able to deliver the Expansion Space to Tenant absent such Tenant Delay and such date will be deemed the Expansion Space Delivery Date. Promptly after the determination of the Expansion Space Delivery Date, Landlord shall prepare and deliver to Tenant a commencement letter agreement substantially in the form attached hereto as Exhibit D. If such commencement letter is not executed by Tenant within fifteen (15) days after delivery of same by Landlord, then Tenant shall be deemed to have agreed with the matters set forth therein. The parties hereto acknowledge that the Expansion Space is currently leased to a third-party pursuant to a lease agreement which expires February 29, 2016 (the “Existing Expansion Space Lease”). Landlord agrees not to extend the Existing Expansion Space Lease and shall use commercially reasonable efforts to cause such tenant to vacate the Expansion Space by the expiration date of the Existing Expansion Space Lease. Notwithstanding anything to the contrary in this Second Amendment, if the Expansion Space Delivery Date has not occurred on or before August 1, 2016 (subject to Force Majeure and Tenant Delay) (the “Outside Expansion Space Delivery Date”) then Tenant shall be entitled to two (2) days of rent abatement for each day of delay beyond the Outside Expansion Space Delivery Date; provided, however, that in no event shall Force Majeure events extend, in the aggregate, the Outside Expansion Space Delivery Date by more than thirty (30) days.

3. Definition of Premises. Commencing on the Expansion Space Delivery Date, any reference to the Premises in the Lease (and, where the context so requires, in this Second Amendment) shall thereafter be deemed to refer to the Current Premises inclusive of the Expansion Space and shall be deemed to consist of 47,015 rentable square feet.

4. Extension of Term. The Term of the Lease is hereby extended for a period of twenty-four (24) months commencing on the Renewal Date and continuing through and including May 31, 2020.

5. Base Rent – Current Premises – Renewal Term. Commencing on the Renewal Date and continuing through the Term of the Lease (as the same has been extended hereby), Tenant shall pay Base Rent for the Current Premises at the same Base Rent per rentable square foot as is then applicable to the Expansion Space, identified as follows:

Time Period	Base Rent/RSF	Monthly Base Rent

Renewal Date – 5/31/19	$2.28	$80,591.16
6/1/19 – 5/31/20	$2.35	$83,065.45

If there is a conflict between the above Base Rent amount and the Expansion Space Base Rent amount for the applicable time period, the latter shall control.

6. Base Rent – Expansion Space. Commencing on the Expansion Space Delivery Date and continuing through the Term of the Lease (as the same has been extended hereby) with respect to the Expansion Space, Tenant shall pay Base Rent for the Expansion Space as follows (for purposes hereof, the term “Month” shall be deemed to refer to a calendar month. In the event that the Expansion Space Delivery Date occurs on a day other than the first day of a calendar month, the term “Month 1” shall be deemed to refer to both such partial month and the next full calendar month, and Tenant’s Base Rent shall be prorated accordingly for such partial month that is included in Month 1, and all subsequent “Months” shall be deemed to refer to calendar months):

Time Period	Base Rent/RSF	Monthly Base Rent

Expansion Space Delivery
Date – Month 12	$2.15	$25,086.20
Month 13- Month 24	$2.21	$25,786.28
Month 25 – Month 36	$2.28	$26,603.04
Month 37 – 5/31/20	$2.35	$27,419.80

7. Additional Rent – Premises – Renewal Term. Commencing on the Expansion Space Delivery Date and continuing through the Term (as the same has been extended hereby), Tenant shall continue to pay Tenant’s Share of Operating Expenses and Tax Expenses with respect to the Premises (inclusive of the Expansion Space) as provided in the Lease, except that Tenant’s Share of the Building shall be modified from 75.18% to 100% and Tenant’s Share of the Project shall be modified from 24.80% to 32.98%, for all purposes under the Lease, as amended hereby, including, without limitation, Tenant’s Share of signage rights. Except as provided herein, all rental shall be paid in the same manner as provided in the Lease.

8. Acceptance of Premises. Subject only to Landlord’s obligation to construct certain improvements in the Expansion Space as set forth in the Work Letter, Tenant agrees to accept the Premises (inclusive of the Expansion Space) in its current “as is” condition, and Landlord is under no obligation to repair, alter, or otherwise improve the same, except with respect to any Landlord obligation to repair or maintain expressly set forth in the Lease. Notwithstanding the foregoing, Landlord shall deliver possession of the Expansion Space to Tenant in vacant (except for any Tenant property), good and broom clean condition, with all building systems, including mechanical, electrical and plumbing systems and fixtures in good working order, in material compliance with all laws and otherwise in substantially the same condition as of the Execution Date.

9. Early Access – Expansion Space. Subject to the terms and conditions of this Paragraph 9, Tenant shall have the right to enter and occupy the Expansion Space from and after the date that is fourteen (14) days prior to the Expansion Space Delivery Date, as reasonably estimated by Landlord (the “Early Access Date”), solely for purposes of installing Tenant’s computer systems, telephone equipment, cabling, furniture, fixtures and special equipment and otherwise preparing the Expansion Space for occupancy (but not to operate Tenant’s business), and such early entry for such purposes shall not trigger the Expansion Space Delivery Date. Tenant agrees that (i) any such early entry by Tenant shall be at Tenant’s sole risk, (ii) Tenant shall not unreasonably interfere with Landlord’s performance of the Expansion Space Improvements, and (iii) all terms, provisions and conditions of the Lease (as amended hereby) shall apply (except for the payment of Base Rent and Additional Rent), including, but not limited to, (a) Tenant’s obligation to provide Landlord with evidence of liability insurance coverage pursuant to Section 12 in the Lease, and (b) Tenant’s indemnity obligations pursuant to Section 13 in the Lease; provided, however, Landlord shall not be obligated to deliver possession of the Expansion Space to Tenant until Landlord has received from Tenant insurance certificates as required under Section 12 in the Lease. If Landlord chooses not to deliver possession of the Expansion Space to Tenant because Landlord has not received the required insurance certificates, the Expansion Space Delivery Date shall not be affected or delayed thereby. Notwithstanding anything in this Paragraph 9 to the contrary, if, as of the Early Access Date, Landlord reasonably determines that Tenant’s early access to the Expansion Space will unreasonably interfere with the completion of the Expansion Space Improvements, then (1) Landlord may limit or otherwise restrict Tenant’s early access rights, and (2) Tenant shall not, in connection with any early access, interfere with the completion of the Expansion Space Improvements.

10. Additional Security Deposit. Contemporaneously with the Expansion Space Delivery Date, Tenant shall pay to Landlord the amount of $32,312.19 to be held by Landlord as an additional security deposit (the “Additional Security Deposit”), which Additional Security Deposit will be deemed part of the security deposit held by Landlord pursuant to the terms of the Lease, and shall be subject to all of the terms and conditions of the Lease, including without limitation, Section 4 of the Lease, as pertains to the security deposit. Landlord and Tenant acknowledge and agree that Landlord is currently holding a security deposit in the amount of $58,322.55, and that with the addition of the Additional Security Deposit, Landlord will be holding a total of $90,634.74 as a security deposit under the Lease.

11. Modification to Parking. Effective as of the Expansion Space Delivery Date, the Parking Spaces set forth in the Part I (Basic Lease Information) of the Lease is hereby revised from 128 non-exclusive and unassigned spaces to 171 non-exclusive and unassigned spaces.

12. Building Signage License. Subject to the terms and conditions of Rider No. 1 to the Lease and this Paragraph 12, effective as of the Expansion Space Delivery Date, Landlord grants to Tenant an exclusive license (the “Exterior Building Façade Signage License”), for the Term (as the same has been extended hereby), for the purpose of operating, maintaining and repairing one (1) sign bearing only Tenant’s company name and/or logo (the “Exterior Building Façade Signage”) on a portion of the exterior of the Building [in substantially the location depicted on Exhibit C attached to this Second Amendment]. Tenant’s Exterior Building Façade Signage License shall only be effective so long as (a) Tenant leases at least 75% of the Building and (b) no event of default exists under the Lease (as amended hereby) beyond any applicable notice and cure period. The Exterior Building Façade Signage License shall be (a) subject to the terms and conditions set forth in Section 38 (Rider No. 1) of the Lease and (b) included in the respective defined terms set forth in Section 38.2 (Rider No. 1) of the Lease. The Exterior Signage License, the Exterior Building Façade Signage and the Exterior Building Façade Signage License are personal to Tenant and shall not be transferable except in connection with a Permitted Transfer and any other sublease or assignment approved by Landlord in accordance with Section 14 of the Lease.

13. Tenant’s Repairs and Maintenance Obligations. Effective as of the Expansion Space Delivery Date, Section 11.1(a) of the Lease shall be deleted in its entirety and replaced with the following in lieu thereof: “(a) all mechanical systems exclusively serving the Premises and all heating, ventilation and air conditioning systems exclusively serving the Building”, and Section 11.2 of the Lease shall be revised by inserting “and all HVAC systems” before the end of the second parenthetical phrase.

14. Notices. Notwithstanding any contrary provision in the Lease, all notices to Landlord shall be addressed to:

c/o Dividend Capital Diversified Property Fund Inc.

Attn: Larry Braud

Vice President, Asset Management

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

With a copy to:

c/o Dividend Capital Diversified Property Fund Inc.

Attn: Jonathan Linker

Senior Real Estate Counsel

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

15. Address for Rent Payments. All amounts payable by Tenant to Landlord under the Lease shall, until further notice from Landlord, be paid to Landlord at the following address:

DPF Jay Owner LLC

P.O. Box 809144

Chicago, IL 60680-9144

16. Option to Renew. The option to renew set forth in Section 37 (Rider No. 1) of the Lease shall remain in full force and effect in accordance with its terms, and Tenant shall have the right to exercise such option at the end of the Term, as extended hereby.

17. Tenant’s Estoppel. Tenant hereby certifies and acknowledges that, as of the Execution Date, to Tenant’s actual knowledge, without inquiry, (i) Landlord is not in default in any respect under the Lease, (ii) Tenant does not have any defenses to its obligations under the Lease and (iii) there are no offsets against rent payable under the Lease. Tenant acknowledges and agrees that: (a) the representations herein set forth constitute a material consideration to Landlord in entering into this Second Amendment, (b) such representations are being made by Tenant for purposes of inducing Landlord to enter into this Second Amendment, and (c) Landlord is relying on such representations in entering into this Second Amendment.

18. Brokers. Landlord and Tenant have not dealt with any broker or agent in connection with the negotiation or execution of this Second Amendment, except for Colliers International, which has acted as Landlord’s broker, and Newmark Cornish & Carey, which has acted as Tenant’s broker (collectively, “Broker”). Landlord shall pay Broker a commission pursuant to a separate written agreement. Landlord and Tenant shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for any commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

19. Time of the Essence. Time is of the essence with respect to Tenant’s execution and delivery of this Second Amendment to Landlord.

20. Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition or covenant of this Second Amendment, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this Second Amendment or preclude such party from enforcing or exercising the same or any such other term, condition, covenant, right, power or remedy at any later time.

21. Authority. This Second Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto warrants that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Second Amendment.

22. Binding Effect. Except as modified by this Second Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Second Amendment, shall be binding upon the parties hereto, their successors and assigns. This Second Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant.

23. Ratification of Lease. All of the terms and provisions of the Lease, as herein modified, are hereby ratified and confirmed, and shall remain in full force and effect.

24. Entire Agreement; No Amendment. This Second Amendment constitutes the entire agreement and understanding between the parties with respect to the subject of this amendment and shall supersede all prior written and oral agreements concerning this subject matter. This Second Amendment may not be amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of Landlord and Tenant. Each party acknowledges that it has read this Second Amendment, fully understands all of this Second Amendment's terms and conditions, and executes this Second Amendment freely, voluntarily and with full knowledge of its significance. Each party to this Second Amendment has had the opportunity to receive the advice of counsel prior to the execution hereof.

25. Attorneys' Fees and Costs. In the event of any action at law or in equity between the parties to enforce any of the provisions hereof, the substantially non-prevailing party to such litigation shall pay to the substantially prevailing party all costs and expenses, including reasonable attorneys' fees (including costs and expenses incurred in connection with all appeals) incurred by the substantially prevailing party, and these costs, expenses and attorneys’ fees may be included in and as part of the judgment.

26. Severability. If any provision of this Second Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Second Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected and shall be enforced to the furthest extent permitted by law.

27. Agreement to Perform Necessary Acts. Each party agrees that upon demand, it shall promptly perform all further acts and execute, acknowledge, and deliver all further instructions, instruments and documents which may be reasonably necessary or useful to carry out the provisions of this Second Amendment.

28. Captions and Headings. The titles or headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to modify, explain or place any construction upon any of the provisions of this Second Amendment.

29. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument; and any signature page from any such counterpart or any electronic facsimile thereof may be attached or appended to any other counterpart to complete a fully executed counterpart of this Second Amendment and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

30. Lender Consent. The effectiveness of this Second Amendment is contingent on Landlord obtaining the consent of the current holder of the mortgage on the land on which the Park, Building and Premises are located, and Landlord shall use commercially reasonable efforts to obtain said consent and shall provide evidence of same to Tenant. If such contingency has not been satisfied by the date that is sixty (60) days after the Execution Date, then either Landlord or Tenant may, at any time prior to the satisfaction of such contingency, terminate this Second Amendment (without penalty) upon written notice to the other party, in which event this Second Amendment shall be of no further force and effect. Landlord shall promptly notify Tenant in writing once the contingency has been satisfied.

31. State-Specific Provisions.

(a) Waiver. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

(b) Casualty. The provisions of the Lease, including Section 25 of the Lease, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to the Lease (as amended hereby) or any damage or destruction to all or any part of the Premises or the Building.

(c) Notices of Completion; Lien Releases. Upon completion of any Tenant alterations in the Premises, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Premises is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute. Any lien releases to be obtained by Tenant shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138.

(d) No Smoking. Tenant must comply with the State of California “No Smoking” law set forth in California Labor Code Section 6404.5, and any local “No Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

(e) Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).

(f) Tax Expenses. Subject to the last sentence of Section 6.2 of the Lease, “Tax Expenses” shall include, without limitation, any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Park’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies.

[Signature Page Follows]

EXECUTED as of the day and year first above written.

LANDLORD:

DPF JAY OWNER LLC,
a Delaware limited liability company

By:	DPF Jay Partners,
a Delaware general partnership, its sole member

	By:	DPF Jay JV Owner II LLC,
a Delaware limited liability company, its managing general partner

		By:	DCTRT Real Estate Holdco LLC,
a Delaware limited liability company, its sole member

			By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

				By:	Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

By:	/s/ Larry Brand
Name:	Larry Brand
Title:	VP - Asset Management

TENANT:

AMBARELLA CORPORATION, a Delaware corporation

By:	/s/ GW Laplante Jr
Name:	GW Laplante Jr
Title:	CFO

EXHIBIT A

Depiction of the Expansion Space

Exhibit A-1

EXHIBIT B

Work Letter

(Turnkey)

THIS WORK LETTER (this “Work Letter”) is attached to and a part of that certain Second Amendment to Lease Agreement dated for reference purposes as of August 27, 2015 (the “Second Amendment”), by and between DPF JAY OWNER LLC, a Delaware limited liability company (“Landlord”), and AMBARELLA CORPORATION, a Delaware corporation (“Tenant”).

SECTION 1

DEFINED TERMS

Capitalized terms used in this Work Letter shall have the same meanings set forth in the Lease (as amended by the Second Amendment). For purposes of this Work Letter the following capitalized terms have the following meanings:

(a) “Approved Space Plan” means that certain space plan dated April 6, 2015, prepared by AP+I Design, bearing Job No. 15111 and attached hereto as Schedule 1, which is hereby incorporated by reference, and which is the final product of the preliminary space planning and which (i) includes, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Expansion Space as of the Execution Date, all in sufficient detail for Landlord to commence preparation of the Construction Drawings (defined below); and (ii) complies with all Laws as applicable and as interpreted at the time of construction of the Expansion Space Improvements, including all building codes and the ADA;

(b) “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Landlord in the Expansion Space in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the Contractor (as defined below), all of which shall conform, in all material respects, to the Approved Space Plan;

(c) “Contractor” means the contractor or contractors selected by Landlord to construct the Expansion Space Improvements;

(d) “Expansion Space Improvements” means those improvements depicted on the Construction Drawings, including (i) new carpeting and paint (with building standard colors selected by Tenant) in the Expansion Space and the Building lobby and (ii) one 220 volt electrical outlet in the Expansion Space in a location mutually determined by Landlord and Tenant; and

(e) “Ready for Occupancy” means that the Expansion Space Improvements have been completed in accordance with the Construction Drawings, subject only to Punch List Items (as defined below), as evidenced by (i) the certificate of substantial completion of the Contractor or Landlord’s Architect (defined below), and (ii) the issuance of a certificate of occupancy (temporary or final) or completion, for the Expansion Space or other evidence that occupancy of the Expansion Space is lawful.

SECTION 2

CONSTRUCTION DRAWINGS

2.1 The Construction Drawings. Landlord, through its architects and/or space planners (“Landlord’s Architect”), shall prepare the Construction Drawings, as they may be modified as provided herein, in accordance with the Approved Space Plan and in accordance with the terms of this Work Letter.

Exhibit B-1

2.2 Tenant’s Obligations.

(a) Tenant shall be responsible for the suitability for Tenant’s needs and business of the design and function of all of the Expansion Space Improvements. No assistance by Landlord with respect to the design, engineering or construction of the Expansion Space Improvements, and no approval by Landlord or Landlord’s representatives of any drawings, plans, or specifications that are prepared in conjunction with construction of the Expansion Space Improvements will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans, or specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Expansion Space according to said drawings, plans, or specifications. Landlord acknowledges and agrees that Tenant has, prior to the Execution Date, provided Landlord with all information necessary for Landlord’s Architect to prepare the Construction Drawings. Tenant, at its own expense, shall devote such time and provide such instructions as may be necessary to enable Landlord to complete the matters described below, and Tenant shall approve such matters, within the times described below:

(b) Tenant’s written approval of the Construction Drawings within five (5) business days after Tenant’s receipt of the proposed Construction Drawings, which approval shall not be unreasonably withheld so long as the Construction Drawings conform, in all material respects, to the Approved Space Plan. Tenant’s failure to respond within said 5-business day period shall be deemed as Tenant’s approval. Any disapproval by Tenant for a reason other than that the disapproved item is inconsistent with the Approved Space Plan shall be a Tenant Delay to the extent provided in Section 6 below. Notwithstanding any provision of this Work Letter to the contrary, Landlord has no obligation to include in the Construction Drawings (or in any subsequent proposed Change Order, as defined below) any work or materials requested by Tenant that: (i) would materially increase Operating Expenses, (ii) do not comply with applicable Laws or Recorded Documents, (iii) in Landlord’s judgment, are not consistent with the quality and character of the Building, (iv) would exceed or adversely affect the capacity or integrity of the Building’s structure, or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications, life safety, or other systems, or the safety of the Building and/or its occupants, (v) might impair Landlord’s ability to furnish services to Tenant, (vi) would increase the cost of operating the Building, (vii) would violate any Laws, (viii) contain or use Hazardous Materials, (ix) would adversely affect the appearance of the Building or the marketability of the Expansion Space to subsequent tenants, (x) would be visible from outside the Expansion Space, (xi) would delay Landlord’s anticipated construction schedule or are likely to be substantially delayed because of availability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work, (xii) are not, at a minimum in accordance with Landlord’s Building standards, or (xiii) would increase the anticipated cost of the Expansion Space Improvements unless Tenant agreed, in writing, to pay such increase in the amount set forth in the approved Change Order therefor in accordance with Section 4.1 below. To the extent that any revisions to the Construction Drawings proposed by Tenant and approved by Landlord cause the anticipated cost of the Expansion Space Improvements to increase, Tenant shall be obligated to pay Landlord, as Excess Costs (as defined below), the amount of such excess prior to Landlord’s commencement of construction in the amount set forth in the approved Change Order therefor. Any payments required to be made by Tenant under this Work Letter shall be considered Rent and, if not paid when due, shall bear interest pursuant to the terms of Section 8 of the Lease.

SECTION 3

CONSTRUCTION

3.1 Construction of the Expansion Space Improvements. Landlord, through the Contractor, shall, at Landlord’s sole cost and expense (except as otherwise expressly set forth in this Work Letter), complete the construction of the Expansion Space Improvements in a good and workmanlike manner, in accordance with all Laws and substantially in accordance with the Construction Drawings.

3.2 Building Standard. Tenant acknowledges and agrees that, except as expressly set forth on the Approved Space Plan, the Expansion Space Improvements shall be constructed using Building-standard materials designated by Landlord for the Building. If Tenant wishes to utilize any above-Building-standard materials, Tenant must request the same within five (5) business days after Landlord delivers the Construction Drawings to Tenant. Tenant agrees to pay Landlord, as Excess Costs, the cost for all above-Building-standard materials (in excess of the cost for the Building-standard materials), and the installation costs associated with those above-Building-standard materials (in excess of the cost to install the Building-standard materials), prior to Landlord’s commencement of construction, and any delay in completion of construction resulting from the use of such materials will be considered a Tenant Delay. The Expansion Space Improvements shall be done with such minor variations as Landlord may deem advisable, so long as such variations will not substantially vary from the Construction Drawings or materially interfere with the permitted use of the Expansion Space.

3.3 Limitations of Landlord’s Obligations.

(a) In no event shall the Expansion Space Improvements include (i) any costs of procuring or installing in the Expansion Space any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing or other personal property (“Personal Property”) to be used in the Expansion Space by Tenant, and the cost of such Personal Property shall be paid by Tenant, or

Exhibit B-2

(ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Expansion Space.

(b) When the Expansion Space is Ready for Occupancy and vacated by the third-party under the Existing Expansion Space Lease, Landlord shall deliver possession of the Expansion Space to Tenant, and, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Expansion Space Improvements, except to complete the Punch List Items remaining to be completed.

SECTION 4

CHANGE ORDERS; EXCESS COSTS; EXCESS COST ALLOWANCE

4.1 Change Orders; Excess Costs. If Tenant shall request any change, addition or alteration in the approved Construction Drawings (each, a “Change Order”) or any change to a prior approved Change Order, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a Change Order in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order (“Excess Costs”), which Excess Costs shall include a construction management fee payable to Landlord for its coordination and review of the Change Order in an amount equal to 4% of the hard construction costs of the Change Order, and (c) the time delay expected because of such requested Change Order. Within five (5) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate, Tenant shall, within five (5) business days thereafter, provide Landlord with a good check made payable to the order of Landlord in the amount of the Excess Costs, and the foregoing shall constitute (i) Landlord’s authorization to proceed and (ii) Tenant’s full payment obligation for such Change Order, unless Tenant requests and approves any change to the subject Change Order. If such written authorization is not received by Landlord within such 5-business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith.

SECTION 5

PUNCH LIST; WARRANTY

5.1 Punch List Items. Within ten (10) business days after the Expansion Space is Ready for Occupancy, Tenant and Landlord shall (a) make an inspection of the Expansion Space, and (b) together prepare in writing a “punch list” of errors (if any) and omissions (if any) in the construction of the Expansion Space Improvements known to exist (collectively, “Punch List Items”). Upon receipt of the Punch List Items, Landlord shall promptly correct (or cause the Contractor to correct) such errors and omissions. The existence of the punch list (and completion of the Punch List Items thereon) shall not delay the Expansion Space Delivery Date and shall not affect Tenant’s obligation to occupy the Expansion Space and to pay Rent in accordance with the provisions of the Lease. Landlord shall use commercially reasonable efforts to complete Punch List Items as soon as practicable, but in any event within thirty (30) days after its receipt of such list from Tenant, except for long lead-time items which Landlord or Contractor has to re-order.

5.2 Construction Contract Warranty. Landlord shall cause the Contractor to provide a customary warranty that the Expansion Space Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof, and to agree to be responsible for the replacement or repair, without additional charge, of the Expansion Space Improvements that shall become defective in workmanship or materials within one (1) year after the Expansion Space Delivery Date. Landlord shall enforce such warranties.

SECTION 6

TENANT DELAY

6.1 Definition. “Tenant Delay” means any of the following events or occurrences which delay the Expansion Space from being Ready for Occupancy beyond the Estimated Expansion Delivery Date:

(a) Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise beyond the period provided in the Work Letter;

(b) Change Orders in the amounts of delay set forth in the approved Change Order;

(c) failure to timely pay for Excess Costs;

(d) the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Expansion Space, which delay continues for more than one (1) business day after delivery of notice thereof to Tenant;

(e) failure to perform or comply with any obligation or condition binding upon Tenant pursuant to this Work Letter; or

Exhibit B-3

(f) delays in obtaining a certificate of occupancy, temporary certificate of occupancy, or other appropriate sign-off (each, a “C/O”) permitting occupancy of any portion of the Expansion Space for the conduct of Tenant’s business by the local building authority, by reason of Tenant’s failure to complete the installation of any Personal Property that is required in order to obtain a C/O for any portion of the Expansion Space, which delay continues for more than one (1) business day after delivery of notice thereof to Tenant.

6.2 Tenant Delay. If the Expansion Space is delayed from being Ready for Occupancy beyond the Estimated Expansion Space Delivery Date due to Tenant Delay, then Tenant shall be responsible for all costs and any expenses occasioned by such delay, including any costs and expenses attributable to increases in labor or materials.

SECTION 7

GENERAL PROVISIONS

7.1 Tenant Representative. Tenant has designated Julie Change as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter, until further written notice to Landlord.

7.2 Landlord’s Representative. Landlord has designated Nancy Babb at Colliers International as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

7.3 Force and Effect. The terms and conditions of this Work Letter supplement the Lease (as amended by the Second Amendment) and shall be construed to be a part of the Lease (as amended by the Second Amendment) and are incorporated in the Lease (as amended by the Second Amendment). Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease (as amended by the Second Amendment). Should any inconsistency arise between this Work Letter and the Lease (as amended by the Second Amendment) as to the specific matters which are the subject of this Work Letter, the terms and conditions of this Work Letter shall control.

[signature page follows]

Exhibit B-4

IN WITNESS WHEREOF, this Work Letter is executed by the parties as of the Lease Date specified in the Basic Lease Information.

LANDLORD:

DPF JAY OWNER LLC,
a Delaware limited liability company

By:	DPF Jay Partners,
a Delaware general partnership, its sole member

	By:	DPF Jay JV Owner II LLC,
a Delaware limited liability company, its managing general partner

		By:	DCTRT Real Estate Holdco LLC,
a Delaware limited liability company, its sole member

			By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

				By:	Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

By:	/s/ Larry Brand
Name:	Larry Brand
Title:	VP - Asset Management
Date:

TENANT:
AMBARELLA CORPORATION, a Delaware corporation

By:	/s/ GW Laplante Jr
Name:	GW Laplante Jr
Title:	CFO
Date:

Exhibit B-5

SCHEDULE 1

Space Plan

Schedule 1-1

Schedule 1-2

EXHIBIT C

Depiction of Exterior Building Façade Signage

SpecializedGraphics
architectural signage

ATTENTION: NANCY BABB @ COLLIERS
PROPERTY: 3131 JAY ST., SANTA CLARA

PRODUCTION APPROVAL

11964

6/12/14

PAGE: 2 OF 4

OPTION: 2

PROPOSED BUILDING SIGNAGE
TENANT CHANNEL LETTERS I 3" DEEP STUD MOUNTED TO BUILDING

337 in
222.5 in
35 in
YOUR NAME HERE
YOUR NAME HERE
35 in
18"
simco

YOUR NAME HERE
YOUR NAME HERE
simco
337in

TO BE INSTALLED

PLEASE READ BELOW

REVIEW LAYOUT CAREFULLY FOR SPELLING ERRORS OR CHANGES!

3951 Industrial Way | Building A | Concord | CA | 94520 | T 925.680.0265 | F 925.680.2405 | E layouts@sgsignage.com

PRODUCTION APPROVAL

Exhibit C-1

EXHIBIT D

Form of Expansion Space Commencement Letter

Re:

Second Amendment to Lease Agreement dated                            , 2015 (the “Second Amendment”) between DPF JAY OWNER LLC (“Landlord”) and AMBARELLA CORPORATION (“Tenant”) for the Expansion Space, the rentable square footage of which is 11,668, located on the first floor of the building commonly known as Jay Technology Centre and located at 3101 Jay Street, Santa Clara, California (the “Building”). Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Second Amendment or, if not defined in the Second Amendment, in the Lease.

Landlord and Tenant agree that:

To Tenant’s knowledge, Landlord has fully completed all Expansion Space Improvements required under the terms of the Second Amendment.

Tenant has accepted possession of the Expansion Space. The Expansion Space is usable by Tenant as intended; Landlord has no further obligation to perform any Expansion Space Improvements or other construction, and Tenant acknowledges that both the Building, the Current Premises and the Expansion Space are satisfactory in all respects.

The Expansion Space Delivery Date is                            , 20    .

The expiration date of the Lease is the last day of May, 2020.

All other terms and conditions of the Lease (as amended by the Second Amendment) are ratified and acknowledged to be unchanged.

EXECUTED as of                             , 20    .

LANDLORD:

[INSERT SIGNATURE BLOCK]

TENANT:

[INSERT SIGNATURE BLOCK]

Exhibit D-1